Exhibit 99.1

TeleTech Holdings, Inc. • 9197 South Peoria Street • Englewood, CO 80112-5833 • www.teletech.com

Investor Contact:
Karen Breen
303-397-8592

TeleTech Announces Second Quarter 2009 Financial Results

Achieves $302 Million in Second Quarter Revenue and 25 Cents in Fully Diluted Earnings Per Share

Gross Profit Margin of 29.3 Percent Delivers Operating Income of $23.0 Million or 7.6 Percent of Revenue

Solid Operational Performance Drives 185 Percent Increase in Free Cash Flow to $34 Million

Englewood, Colo., July 29, 2009 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (“BPO”) solutions, today announced financial results for the second quarter 2009.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2009.

SECOND QUARTER 2009 FINANCIAL RESULTS

TeleTech reported second quarter 2009 revenue of $301.5 million compared to $357.4 million in the second quarter 2008 and $304.0 million in the first quarter 2009.  On a constant currency basis, revenue declined 8.0 percent or $28.6 million from the second quarter 2008.  These declines were primarily attributable to the increased migration of client programs to offshore locations and lower client volumes resulting from the weak economic environment.

TeleTech’s second quarter 2009 gross margin improved 370 basis points to 29.3 percent from 25.6 percent in the year-ago quarter.  This improvement was primarily due to increased intra-quarter workstation utilization driven in part by a short-term program in the government vertical, a favorable shift to higher margin business, including professional services and technology-based offerings, and lower workforce attrition.

TeleTech’s second quarter 2009 income from operations was $23.0 million or 7.6 percent of revenue, compared to $29.7 million or 8.3 percent of revenue in the year-ago quarter.  Income from operations for the quarter included $6.8 million of unusual charges, primarily related to restructuring and impairment charges.

Excluding the $6.8 million of unusual charges mentioned above, TeleTech’s second quarter 2009 non-GAAP income from operations was $29.9 million, or 9.9 percent of revenue, as compared to 9.4 percent, excluding unusual charges, in the year-ago quarter.  This increase in operating margin is due to the improvement in gross margin as outlined above, along with proactive management of the Company’s operating and workforce-related expenses.

Second quarter 2009 fully diluted earnings per share were 25 cents on net income attributable to TeleTech shareholders of $16.1 million.  Excluding the $6.8 million of unusual pre-tax charges discussed above, second quarter 2009 non-GAAP earnings per share were 32 cents.

SECOND QUARTER 2009 BUSINESS HIGHLIGHTS

Strong Balance Sheet Continues to Fund Operations

•      As of June 30, 2009, TeleTech had cash and cash equivalents of $84.0 million and total debt of $33.3 million, resulting in a net positive cash position of $50.7 million.

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•      Second quarter 2009 cash flow from operations grew $6.7 million or 20 percent to $39.8 million from $33.1 million in the second quarter 2008.

•      Free cash flow for the second quarter 2009 was $34.0 million, representing a 185 percent increase from $11.9 million in the year-ago quarter.

•      Capital expenditures in the second quarter 2009 were $5.8 million, down from $21.2 million in the year-ago quarter.

•      Return on invested capital was 28 percent as of June 30, 2009, up from 27 percent in the year-ago quarter.

New Business

•      During the second quarter 2009, TeleTech signed an estimated $80 million in new revenue predominantly from expanded existing client relationships.  This includes $21 million of revenue recognized in the second quarter 2009 related to services performed for a short-term program in the government vertical and approximately $24 million of recurring, seasonal revenue that will be recognized over the next several quarters primarily related to the healthcare vertical.

Share Repurchases

•      TeleTech’s strong balance sheet has given the Company the flexibility to fund organic growth while also repurchasing common stock.  During the second quarter 2009, the Company repurchased 1.9 million shares of common stock for $24.1 million leaving more than $9 million available for future share repurchases as of June 30, 2009.

EXECUTIVE COMMENTARY ON TELETECH’S FINANCIAL RESULTS

“We are very pleased with our ability to deliver strong profitability and free cash flow in light of lower revenue when compared to the year ago quarter,” said Kenneth Tuchman, chairman and chief executive officer.  “Our second quarter results demonstrate our ability to align our cost structure with the current business conditions as well as our favorable shift of business to higher margin offerings.  Although the pace of new business wins continues to be slower than it has been historically, we are encouraged by the number of potential clients that are actively discussing outsourcing opportunities with TeleTech.  In addition, we remain committed to technological innovation as we firmly believe this will continue to be a key differentiator for TeleTech.”

BUSINESS OUTLOOK

In light of the challenging global economic climate, TeleTech currently believes its 2009 revenue will be adversely impacted by the following:

•      The stronger U.S. dollar in 2009 relative to currencies of certain foreign subsidiaries is currently expected to adversely impact TeleTech’s 2009 revenue between $60 and $80 million when compared to 2008.

•      The continued migration to offshore locations of certain domestic work currently performed in Asia Pacific, Europe and North America is estimated to reduce 2009 revenue between $60 and $70 million when compared to 2008.

•      While TeleTech continues to sign and ramp new business, the organic revenue growth from these programs is expected to be more than offset by lower volumes with certain existing clients due to reduced demand for their products or services.  This is expected to result in an estimated ‘net’ revenue reduction in 2009 of between $80 and $90 million when compared to 2008.

TeleTech currently expects 2009 operating margin, excluding unusual items, will range between 7.5 percent and 8.5 percent, an increase from its previous expectation of between 7 percent and 8 percent.

Despite the economic climate, TeleTech continues to believe that as the economy improves, certain existing client volumes will return to more normalized levels. Furthermore, TeleTech continues to reduce its client concentration along with strengthening its balance sheet via ongoing free cash flow generation

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and proactive working capital management.  In addition, the Company plans to continue repurchasing its stock under the current program authorization.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, July 30, 2009 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, August 13, 2009.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.

ABOUT TELETECH

TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. TeleTech and its subsidiaries have a 27-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. TeleTech and its subsidiaries have developed deep domain expertise and support more than 250 business process outsourcing programs serving approximately 100 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by approximately 48,000 employees utilizing 37,000 workstations across 77 delivery centers in 17 countries. For additional information, visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost

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effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost—effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com. All information in this release is as of July 29, 2009. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$301,512	$357,416	$605,542	$725,052

Operating Expenses:
Cost of services	213,049	265,833	431,891	535,933
Selling, general and administrative	44,981	45,858	93,496	97,230
Depreciation and amortization	13,808	15,624	27,870	30,784
Restructuring charges, net	4,008	440	4,311	2,642
Impairment losses	2,620	—	4,587	—
Total operating expenses	278,466	327,755	562,155	666,589

Income From Operations	23,046	29,661	43,387	58,463

Other income (expense)	399	(543)	1,125	(1,591)

Income Before Income Taxes	23,445	29,118	44,512	56,872

Provision for income taxes	(6,328)	(7,536)	(11,508)	(15,329)

Net Income	17,117	21,582	33,004	41,543

Net income attributable to noncontrolling interest	(987)	(1,220)	(1,811)	(2,056)

Net Income Attributable to TeleTech Shareholders	$16,130	$20,362	$31,193	$39,487

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.26	$0.29	$0.49	$0.56

Diluted	$0.25	$0.28	$0.49	$0.55

Income From Operations Margin	7.6%	8.3%	7.2%	8.1%
Net Income Attributable to TeleTech Shareholders Margin	5.3%	5.7%	5.2%	5.4%
Effective Tax Rate	27.0%	25.9%	25.9%	27.0%

Weighted Average Shares Outstanding
Basic	63,098	69,977	63,502	69,957
Diluted	64,175	71,729	64,167	71,649

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue:
North American BPO	$229,992	$257,109	$458,878	$530,911
International BPO	71,520	100,307	146,664	194,141
Database Marketing and Consulting	—	—	—	—
Total	$301,512	$357,416	$605,542	$725,052

Income (Loss) From Operations:
North American BPO	$28,314	$27,948	$53,741	$60,869
International BPO	(5,268)	1,703	(10,354)	(2,047)
Database Marketing and Consulting	—	10	—	(359)
Total	$23,046	$29,661	$43,387	$58,463

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$83,963	$87,942
Accounts receivable, net	225,720	236,997
Other current assets	80,194	79,949
Total current assets	389,877	404,888

Property and equipment, net	141,719	157,747
Other assets	100,957	106,307

Total assets	$632,553	$668,942

LIABILITIES AND EQUITY
Total current liabilities	$173,093	$180,099
Other long-term liabilities	63,688	127,949
Total equity	395,772	360,894

Total liabilities and equity	$632,553	$668,942

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Reconciliation of Gross Margin:

Revenue	$301,512	$357,416	$605,542	$725,052
Cost of services	213,049	265,833	431,891	535,933
Gross margin	$88,463	$91,583	$173,651	$189,119

Gross margin percentage	29.3%	25.6%	28.7%	26.1%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$16,130	$20,362	$31,193	$39,487
Interest income	(705)	(1,388)	(1,512)	(2,474)
Interest expense	1,320	1,489	2,163	3,054
Provision for income taxes	6,328	7,536	11,508	15,329
EBIT	$23,073	$27,999	$43,352	$55,396

Depreciation and amortization	13,808	15,624	27,870	30,784

EBITDA	$36,881	$43,623	$71,222	$86,180

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$17,117	$21,582	$33,004	$41,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,808	15,624	27,870	30,784
Other	8,902	(4,076)	32,964	(13,022)
Net cash provided by operating activities	39,827	33,130	93,838	59,305

Less: Total Capital Expenditures	5,846	21,223	14,301	36,408

Free Cash Flow	$33,981	$11,907	$79,537	$22,897

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$23,046	$29,661	$43,387	$58,463
Restructuring charges, net	4,008	440	4,311	2,642
Impairment losses	2,620	—	4,587	—
Equity-based comp review and restatement expenses	209	3,386	485	8,354

Non-GAAP Income from Operations	$29,883	$33,487	$52,770	$69,459

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$16,130	$20,362	$31,193	$39,487
Add: Asset impairment and restructuring charges, net of related taxes	4,388	286	5,944	1,836
Add: Equity-based comp review and restatement exp, net of related taxes	138	2,201	324	5,806

Non-GAAP Net Income attributable to TeleTech shareholders	$20,656	$22,849	$37,460	$47,129

Diluted shares outstanding	64,175	71,729	64,167	71,649

Non-GAAP EPS attributable to TeleTech shareholders	$0.32	$0.32	$0.58	$0.66

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$16,130	$20,362	$31,193	$39,487
Interest income	(705)	(1,388)	(1,512)	(2,474)
Interest expense	1,320	1,489	2,163	3,054
Provision for income taxes	6,328	7,536	11,508	15,329
Depreciation and amortization	13,808	15,624	27,870	30,784
Asset impairment and restructuring charges	6,628	440	8,898	2,642
Equity-based comp review and restatement expenses	209	3,386	485	8,354
Equity-based compensation expenses	2,465	2,011	6,079	4,734

Non-GAAP EBITDA	$46,183	$49,460	$86,684	$101,910